WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE (FORMERLY THE CANADIAN VENTURE EXCHANGE) AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THESE SECURITIES AND ALL UNDERLYING SECURITIES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL AUGUST 27, 2002.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE AUGUST 27, 2002.

937,500 Share Purchase Warrants                        Void After April 26, 2004

                       SHARE PURCHASE WARRANT CERTIFICATE
                       ----------------------------------

                             CRYOPAK INDUSTRIES INC.
                             -----------------------

                (Incorporated under the laws of British Columbia)

THIS IS TO CERTIFY THAT, for value received, Esarbee Investments Limited, 800 - 1170 Peel Street, Montreal, Quebec, H3B 4P2 (the "Warrant Holder") shall have the right to purchase from CRYOPAK INDUSTRIES INC. (the "Company"), upon and subject to the terms and conditions hereinafter referred to, at any time up to 4:00 p.m. (Vancouver time) on April 26, 2004 (the "Expiry Time") one fully paid and non-assessable common share of the Company for each warrant represented hereby at the price $1.25 per share. After the Expiry Time this warrant certificate and all rights conferred hereby shall be void and of no value.

The right to purchase common shares of the Company may only be exercised by the Warrant Holder within the time hereinbefore set out by:

     (a) duly completing and executing the subscription form attached hereto, in the manner therein indicated;

     (b) surrendering this warrant certificate to the Company's Registrar and Transfer Agent, CIBC Mellon Trust Company, at its principal office in Vancouver, British Columbia; and

     (c) paying the appropriate purchase price for the common shares of the Company subscribed for, either in cash or by certified cheque.

Upon surrender and payment, the Company will issue to the Warrant Holder the number of common shares subscribed for. Within three business days of surrender and payment the Company will mail to the Warrant Holder a certificate evidencing the common shares subscribed for. If the Warrant Holder subscribes for a lesser number of common shares than the number of shares permitted by this warrant certificate, the Company shall forthwith cause to be delivered to the Warrant Holder a further warrant certificate in respect of the common shares referred to in this warrant certificate but not subscribed for.

In the event of any subdivision of the common shares of the Company as such shares are constituted on the date hereof, at any time while this warrant certificate is outstanding, into a greater number of common shares, the Company will thereafter deliver at the time or times of purchase of the shares hereunder, in addition to the number of shares in respect of which the right to purchase is then being exercised, such additional number of shares as result from such subdivision without any additional payment or other consideration therefore.

In the event of any consolidation of the common shares of the Company as such common shares are constituted on the date hereof, at any time while this warrant certificate is outstanding, into a lesser number of common shares, the number of shares represented by this warrant certificate shall thereafter be deemed to be consolidated in like manner and any subscription by the Warrant Holder for shares hereunder shall be deemed to be a subscription for shares of the Company as consolidated.

In the event of any reclassification of the common shares of the Company, or amalgamation or merger with or into any other company, or any other form of corporate reorganization, at any time while this warrant certificate is outstanding, the Company shall thereafter deliver at the time of purchase of shares hereunder the number of shares of the appropriate class resulting from the reclassification, or the number of shares of the resulting company, as the Warrant Holder would have been entitled to receive in respect of the number of shares so purchased had the right to purchase been exercised before such reclassification, amalgamation, merger or corporate reorganization.

If at any time while this warrant certificate is outstanding the Company shall pay any stock dividend upon the common shares of the Company in respect of which the right to purchase is herein given, the Company shall thereafter deliver at the time of purchase of shares hereunder, in addition to the number of shares in respect of which the right to purchase is then being exercised, the additional number of shares of the appropriate class as would have been outstanding on the record date for the payment of the stock dividend.

In the event that the Company pays a dividend (other than a stock dividend) upon the common shares of the Company during the period that this warrant certificate is outstanding, the exercise price per share shall be reduced by an amount equal to the value of such dividend on a per share basis.

The holding of this warrant certificate or the warrants represented hereby shall not constitute the Warrant Holder a member of the Company.

Time shall be of the essence hereof.

The warrants represented hereby are non-transferable.

IN WITNESS WHEREOF THE COMPANY has caused this warrant certificate to be issued by its duly authorized signatory.


CRYOPAK INDUSTRIES INC.

By:
      ------------------------------
      Authorized Signatory

DATE:  April 26, 2002

                                SUBSCRIPTION FORM
                                -----------------


CIBC MELLON TRUST COMPANY
Suite 1600, Oceanic Plaza
1066 West Hastings Street
Vancouver, B.C.
V6E 3X1

Dear Sirs/Mesdames:

The undersigned hereby exercises the right to purchase and hereby subscribes for ____________ common shares in the capital of CRYOPAK INDUSTRIES INC. referred to in the warrant certificate surrendered herewith according to the conditions thereof and herewith makes payment by cash or certified cheque of the purchase price in full for the said shares.

Please issue a certificate for the shares being purchased as follows in the name of the undersigned:



            NAME:
                 -------------------------------------------------------
                                      (please print)
            ADDRESS:
                    ----------------------------------------------------
1
            ------------------------------------------------------------

            ------------------------------------------------------------


Please deliver a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the undersigned.


DATED this          day of                      , 20     .
           --------        ---------------------    -----



                                        --------------------------------
                                        (signature)